CONSENT OF INDEPENDENT AUDITORS




     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 3, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-44227 and 811-06489) of Dreyfus Florida Intermediate Municipal Bond Fund.








                                        ERNST & YOUNG LLP


New York, New York
April 24, 2003